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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 27, 2007, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-145307) and related Prospectus of CreditCards.com, Inc. for the registration of shares of its common stock.

                              /s/ Ernst & Young LLP

Austin, Texas
October 15, 2007

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Consent of Independent Registered Public Accounting Firm